EXHIBIT 99.1
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UNITED COMPANIES RECEIVES APPROVAL FOR DISCLOSURE STATEMENTS AND VOTING
SOLICITATION PROCEDURES BATON ROUGE, LA - July 13, 2000 United Companies Financial Corporation (OTC:UCFNQ) announced that, in connection with the chapter 11 cases of United Companies and certain of its subsidiaries, which cases are pending in the U.S. Bankruptcy Court for the District of Delaware in Wilmington, the Bankruptcy Court approved the Debtors' Disclosure Statement; the Equity Committee's Disclosure Statement; and solicitation procedures and form of ballots in connection with the Debtors' Second Amended Plan of Reorganization and the Equity Committee's Second Amended Plan of Reorganization. The Debtors have retained an Information Agent to respond to inquiries regarding the Debtors' Plan, the Debtors' Disclosure Statement, the Equity Committee's Plan, the Equity Committee's Disclosure Statement and the submission of ballots. The Information Agent can be reached at 888-559-9367. For voting purposes and mailing of notices, June 30, 2000 shall be the Record Holder Date for the holders of claims and interests. The voting deadline is 4:00 PM Eastern time on August 10, 2000. A hearing to consider confirmation of the respective plans of reorganization is scheduled to commence on August 15, 2000 at 9:30 AM.

The Debtors' Plan is based upon its previously announced sale of its whole loan portfolio and residual and other interests and servicing rights to EMC Mortgage Corp. The Equity Committee's Plan is based upon a continuation of the servicing of United Companies' loan portfolios through the engagement of a sub-servicer. Both the Debtors and the Equity Committee have reserved their rights to amend their respective proposed plans of reorganization.

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On May 30, the Company announced that it and certain subsidiaries signed an
Asset Purchase Agreement and a Mortgage Loan and REO Property Purchase Agreement for the sale of substantially all of its whole loan portfolio and REO properties, assets related to its mortgage servicing operations and its interest only and residual interests as of December 31, 1999, to EMC Mortgage Corporation and EMC Mortgage Acquisition Corp., subsidiaries of The Bear Stearns Companies, Inc., for an aggregate cash purchase price of approximately $781 million, subject to adjustments, plus the assumption of certain liabilities. United Companies' cash on hand and certain other assets are not included in the sale. The sales are subject to the approval of the United States Bankruptcy Court and the submission of higher or better offers pursuant to bidding procedures approved by the Bankruptcy Court, as well as the satisfaction of certain other conditions.

Under the bidding procedures previously approved by the Bankruptcy Court, interested parties have an opportunity to submit separate bids on (1) the Company's whole loan portfolio and REO properties and (2) the Company's mortgage servicing operations and interest only and residual interests prior to the respective sale hearings. The Company continues to provide due diligence to several parties interested in purchasing the whole loan portfolio, the residual loan portfolio, or both.

United Companies Financial Corporation is a specialty finance company that historically provided consumer loan products nationwide and currently provides loan services through its lending subsidiary, UC Lending(R). The Company filed for chapter 11 on March 1, 1999.

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The following is a "Safe Harbor"' Statement under the Private Securities
Litigation Reform Act of 1995: The statements contained in this release that are not historical facts are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: the developments in and outcome of the Company's Chapter 11 reorganization proceedings; the ability to access loan facilities in amounts necessary to fund the Company's operations; the successful disposition of its existing loan portfolio and repossessed real estate properties; the ability of the Company to successfully restructure its balance sheet; the ability of the Company to retain an adequate number and mix of its employees; the effect of the Company's policies including the amount of Company expenses; actual prepayment rates and credit losses on loans sold as compared to prepayment rates and credit losses assumed by the Company at the time of sale for purposes of its gain on sale computations; the quality of the Company's owned and serviced loan portfolio including levels of delinquencies, customer bankruptcies and charge-offs; adverse economic conditions; competition; various legal, regulatory and litigation risks and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.